UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 17, 2010, NetSuite Inc. (the “Company”) entered into an Amended and Restated Master Services Agreement (the “Restated Master Services Agreement”) with SAVVIS Communications Corporation (“SAVVIS”). The Company was previously a party to a Master Services Agreement with SAVVIS dated May 14, 2001, as amended on May 15, 2007, and December 4, 2007 (collectively, the “Prior Master Services Agreement”). The Restated Master Services Agreement replaces the Prior Master Services Agreement in its entirety.

The Company and SAVVIS entered into the Restated Master Services Agreement to add an additional data center to the co-location and bandwidth services used by the Company to host its applications suite and to consolidate the various prior agreements and amendments with SAVVIS into one agreement.

The foregoing description of the amendment to the Prior Master Services Agreement does not purport to be complete, and is qualified in its entirety by reference to the Restated Master Services Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Amended and Restated Master Services Agreement between SAVVIS Communications Corporation and NetSuite Inc. dated May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2010

NETSUITE INC.

By:	/S/ JIM MCGEEVER
Jim McGeever
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Amended and Restated Master Services Agreement between SAVVIS Communications Corporation and NetSuite Inc. dated May 17, 2010.

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